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            NOTICE OF GUARANTEED DELIVERY FOR SHARES
   OF COMMON STOCK OF ALLIANCE ALL-MARKET ADVANTAGE FUND, INC.
       SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
               AND THE OVER-SUBSCRIPTION PRIVILEGE

    Alliance All-Market Advantage Fund, Inc. Rights Offering

         As set forth in the Fund's Prospectus dated June , 1999 (the "Prospectus") under "The Offer - Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of Alliance All-Market Advantage Fund, Inc. Common Stock subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m. New York City time on July 16, 1999 (the "Expiration Date").* The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

                   The Subscription Agent is:

                      THE BANK OF NEW YORK
            Attention: Tender and Exchange Department

By First Class Mail:           By Facsimile:          By Hand, Express Mail or
The Bank of New York           (Telecopier):          Overnight Courier:
Tender and Exchange            (212) 815-6213
  Department                   Confirm by Telephone   The Bank of New York
P.O. Box 11248                 (800) 507-9357         Tender and Exchange
Church Street Station                                   Department
Church Street Station                                 101 Barclay Street
New York, New York                                    Receive and Delivery
10286-1248                                              Window
                                                      New York, New York 10286

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION
    OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER
 THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

         The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.* The



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Subscription Certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date (July 16, 1999) to the Subscription Agent.
Failure to do so will result in a forfeiture of the Rights.

                    (continued on other side)

___________________________
* Unless extended by the Fund.












































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                            GUARANTEE

         The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day (July 21,
1999) after the Expiration Date (July 16, 1999, unless extended) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Subscription Price for share subscribed for on Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

1.  Primary
    Subscription   Number of Rights   Number of Primary      Payment to be
                   to be exercised    Shares requested       made in
                   _________ Rights   for which you are      connection with
                                      guaranteeing           Primary Shares
                                      delivery of            $______________
                                      Rights and Payment
                                      __________ Shares
                                      (Rights divided by 3)

2.  Over
    Subscription                      Number of Over-        Payment to be
                                      Subscription Shares    made in
                                      requested for which    connection with
                                      you are guaranteeing   Over-Subscription
                                      payment ___________    Shares
                                      Shares

3.  Totals         Total Number of                           $______________
                   Rights to be                                Total Payment
                   Delivered __________
                   Rights

-----------------------------------------------------------------------------

Method of Delivery of Rights (circle one)         A. Through the Depository
                                                     Trust Company ("DTC")*

                                                  B. Direct to the
                                                     Subscription Agent

    Please note that if you are guaranteeing for Over-
Subscription Shares and are a DTC participant, you must also execute and forward to The Bank of New York a Nominee Holder
Over-Subscription Exercise Form.





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_______________________________    _____________________________
Name of Firm                       Authorized Signature


______________________________     _____________________________
Address                            Title


______________________________     _____________________________
Zip Code                           Name (Please Type or Print)


______________________________
Name of Registered Holder
  (if Applicable)


______________________________     _____________________________
Telephone Number                   Date

*IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE
SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER,
WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.






























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